Exhibit 10.7.2

nCino Renewal Amendment

This nCino Renewal Amendment ("Amendment") is effective as of the latest signature date below, and amends the nCino, Inc. Software Service Agreement ("Agreement") by and between nCino, Inc., a Delaware corporation based in Wilmington, North Carolina ("nCino") and Live Oak Banking Company, a banking institution located in Wilmington, NC ("Subscriber").

In exchange for good and valuable consideration, the receipt of which is acknowledged by both parties, nCino and Subscriber do hereby agree as follows:

1.
Commencing November 15, 2015, the Term of the Agreement will be extended for an additional three (3) year period. Thereafter, the Agreement will automatically renew for additional one year periods unless either party terminates the Agreement effective upon an anniversary date by providing at least sixty (60) days prior written notice to the other party of its intent to terminate.

2.
Subscriber wishes to make the following changes to the seats for nCino product(s) for the Fees outlined on Exhibit A. Subscriber will have access to such seats upon the Activation Date for such seats, which will also trigger payment being due for the additional seats based on the billing terms of the original Agreement. The billing terms are modified such that subscription fees are electronically invoiced one year in advance for a twelve month period and billed annually thereafter. The term for any additional seats will nm co-terminously with the current Subscription Term under the Agreement. Exhibit A hereto specifically amends Attachments A & C of the Agreement. Additional Services (if applicable) are also identified on Exhibit A, and may be subject to a new Statement of Work (Attachment B).

3.
This Amendment and the underlying Agreement arc the complete and entire agreement and understanding between the parties with regard to the subject matter hereof, and supersede all prior agreements, negotiation, discussions or proposals related thereto. Any further modification or amendment must be agreed to in writing in a document executed by both parties.

The foregoing is hereby agreed by the parties:

Signatures:

nCino, Inc.	Subscriber: Live Oak Bank
/s/ Pierre Naude	/s/ Thomas Hill
Pierre Naude	Thomas Hill
CEO	CIO
10/9/2015	10/9/2015